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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

Board of Directors
Arlington Hospitality, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (no. 33-72742 and 33-32333) and on Form S-8 (no. 33-32331) of Arlington
Hospitality, Inc. of our report dated March 26, 2004, relating to the consolidated balance sheets of Arlington Hospitality, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003, Annual Report on Form 10-K of Arlington Hospitality, Inc.

                                                        KPMG LLP
                                                        Chicago, Illinois

March 30, 2004